UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2022

Schrödinger, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39206	95-4284541
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Broadway, 24th Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 295-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SDGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2022 Annual Meeting of Stockholders of Schrödinger, Inc. (the “Company”) held on June 15, 2022 (the “Annual Meeting”), the Company’s stockholders approved the Schrödinger, Inc. 2022 Equity Incentive Plan, which had previously been adopted by the Company’s Board of Directors (the “Board”) subject to stockholder approval.

The description of the Schrödinger, Inc. 2022 Equity Incentive Plan contained on pages 15 to 23 of the Company’s Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 28, 2022 (the “Proxy Statement”) is incorporated herein by reference. A complete copy of the Schrödinger, Inc. 2022 Equity Incentive Plan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the five proposals set forth below. A more detailed description of each proposal is set forth in the Proxy Statement.

Holders of the Company’s common stock were entitled to one vote per share of common stock on each matter brought before the Annual Meeting. Holders of the Company’s limited common stock were entitled to one vote per share of limited common stock on each matter brought before the Annual Meeting, except that each share of limited common stock was not entitled to vote on the election of directors.

Proposal 1 – Election of Three Class II Directors

The Company’s stockholders elected Jeffrey Chodakewitz, Michael Lynton, and Nancy A. Thornberry as Class II directors of the Board, each to serve for a three-year term expiring at the 2025 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class II directors were as follows:

Nominee	Number of Shares of Common Stock FOR	Number of Shares of Common Stock AGAINST	Number of Shares of Common Stock ABSTAINING	BROKER NON- VOTES
Jeffrey Chodakewitz	28,656,085	9,173,828	32,799	6,403,544
Michael Lynton	26,393,071	11,414,268	55,373	6,403,544
Nancy A. Thornberry	28,797,669	9,033,087	31,956	6,403,544

Proposal 2 – Advisory Vote on Executive Compensation

The Company’s stockholders approved the non-binding, advisory vote on the compensation paid to its named executive officers. The results of the stockholders’ non-binding, advisory vote with respect to compensation paid to the Company’s named executive officers were as follows:

	Number of Shares FOR	Number of Shares AGAINST	Number of Shares ABSTAINING	BROKER NON-VOTES
Common Stock	34,864,450	2,950,386	47,876	6,403,544
Limited Common Stock	9,164,193	0	0	0
Total	44,028,643	2,950,386	47,876	6,403,544

Proposal 3 – Advisory Vote on the Frequency of Future Executive Compensation Advisory Votes

The Company’s stockholders recommended, in a non-binding, advisory vote, that future advisory votes on the compensation of the Company’s named executive officers be held every year. The results of the stockholders’ non-binding, advisory vote with respect to the frequency of future executive compensation advisory votes were as follows:

	EVERY ONE YEAR	EVERY TWO YEARS	EVERY THREE YEARS	ABSTAIN	BROKER NON-VOTES
Common Stock	37,664,347	26,973	141,449	29,943	6,403,544
Limited Common Stock	9,164,193	0	0	0	0
Total	46,828,540	26,973	141,449	29,943	6,403,544

After taking into consideration the foregoing voting results and the prior recommendation of the Board in favor of an annual stockholder advisory vote on the compensation of the Company’s named executive officers, the Board intends to hold future advisory votes on the compensation of the Company’s named executive officers every year.

Proposal 4 – Approval of the Schrödinger, Inc. 2022 Equity Incentive Plan

The Company’s stockholders approved the Schrödinger, Inc. 2022 Equity Incentive Plan. The results of the stockholders’ vote with respect to the Schrödinger, Inc. 2022 Equity Incentive Plan were as follows:

	Number of Shares FOR	Number of Shares AGAINST	Number of Shares ABSTAINING	BROKER NON- VOTES
Common Stock	27,319,567	10,506,711	36,434	6,403,544
Limited Common Stock	9,164,193	0	0	0
Total	36,483,760	10,506,711	36,434	6,403,544

Proposal 5 – Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of the stockholders’ vote with respect to such ratification were as follows:

	Number of Shares FOR	Number of Shares AGAINST	Number of Shares ABSTAINING
Common Stock	43,920,400	299,929	45,927
Limited Common Stock	9,164,193	0	0
Total	53,084,593	299,929	45,927

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Schrödinger, Inc. 2022 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded within inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Schrödinger, Inc.

Date: June 16, 2022	By:	/s/ Yvonne Tran
Yvonne Tran Chief Legal Officer and Corporate Secretary